                                                                     EXHIBIT 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                             WARRANT CERTIFICATE

NO. WA 29                                                   SERIES A WARRANTS

                           VOID AFTER JULY 1, 1999


                           WARRANT CERTIFICATE FOR
                           PURCHASE OF COMMON STOCK

                      ESMOR CORRECTIONAL SERVICES, INC.


        This certifies that FOR VALUE RECEIVED F. Gerry Lauro (IRA) or registered assigns (the Registered Holder") is the owner of 25 Series A Warrants ("Warrants") of Esmor Correctional Services, Inc., a Delaware corporation (the "Company"). Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agent Agreement (as hereinafter defined), that number of fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company as is set forth on Exhibit I hereto and at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of the per share purchase price as set forth in Exhibit I hereto (the "Warrant Price") in lawful money of the United States of

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America in cash or by official bank or certified check made payable to Esmor
Correctional Services, Inc.
        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respect to the terms and conditions set forth in the Warrant Agent Agreement (the "Warrant Agreement"), dated July 28, 1995, by and among the Company, the Warrant Agent and Janney Montgomery Scott, Inc.
        In the event of certain contingencies provided for in the Warrant Agreement, the Warrant Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.
        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.
        The term "Expiration Date" shall mean 5:00 P.M. (New York time) on July 31, 1999. If such date shall in the state of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant



                                      2

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Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers.

                                              ESMOR CORRECTIONAL SERVICES, INC.




Dated: July 28, 1995                       By:/s/ James F. Slattery
                                              --------------------------------
                                              James F. Slattery, President


                                           By:/s/ Aaron Speisman
                                              --------------------------------
                                              Aaron Speisman, Secretary



Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
as Warrant Agent


By: /s/
   ------------------------------------
   Authorized Officer




                                     -4-

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                                                                       EXHIBIT I



     This Warrant shall entitle the holder to purchase 625 shares of Common Stock plus the amount determined by dividing $25,000 by the Warrant Exercise Price. The Warrant Exercise Price shall mean the lower of (a) $7.75 or (b) the lowest average of the high closing bid price of the Common Stock for three trading days prior to any closing date of (c) the average high closing bid price of the Common Stock for the last ten consecutive trading days in September, 1995.





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                                  ASSIGNMENT


                   TO BE EXECUTED BY THE REGISTERED HOLDER
                         IN ORDER TO ASSIGN WARRANTS




FOR VALUE RECEIVED,______________________________________________ hereby sells, assigns and transfers unto


  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


        _______________________________________________________________

        _______________________________________________________________

        _______________________________________________________________

        _______________________________________________________________
                [please print or type name and address]

____________________________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints___________

_______________________________________________________________________
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: _____________________        X__________________________________
                                     Signature

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE
FACE OF THE WITHIN INSTRUMENT WITHOUT ALTERATION
OR ANY CHANGE WHATSOEVER

                                     __________________________________
                                     Signature


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: